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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Plains GP Holdings, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 6, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM